Exhibit 4.4

MAIN STREET CAPITAL CORPORATION

2015 EQUITY AND INCENTIVE PLAN

1.                                      PURPOSE.

(A)                               General Purpose.  The Plan has been established to advance the interests of Main Street Capital Corporation (the “Company”) by providing for the grant of Awards to Participants.

(B)                               Available Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Awards may be motivated to achieve the Company’s goals and be given an opportunity to benefit from increases in the value of the Company’s Stock through the granting of Restricted Stock, Incentive Stock Options, Non-Statutory Stock Options, Dividend Equivalent Rights, Other Stock-Based Awards or Performance Awards.

(C)                               Eligible Participants.  All Employees and all Employee Directors are eligible to be granted Awards by the Board under the Plan; provided that, no person shall be granted Awards of Restricted Stock unless such person is an Employee of the Company or an Employee of a subsidiary of the Company.

2.                                      DEFINITIONS.

(A)                               “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(B)                               “Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of an Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. § 1.414(c)-2. The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Board, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

(C)                               “Award” means an award of Restricted Stock, Incentive Stock Options, Non-Statutory Stock Options, Dividend Equivalent Rights, Other Stock-Based Awards or Performance Awards granted pursuant to the Plan.

(D)                               “Board” means the Board of Directors of the Company.

(E)                                “Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Board) with respect to such provision.

(F)                                 “Commission” means the Securities and Exchange Commission.

(G)                               “Committee” means a committee of two or more members of the Board appointed by the Board in accordance with Section 3(C).

(H)                              “Company” means Main Street Capital Corporation, a Maryland corporation.

(I)                                   “Continuous Service” means the Participant’s uninterrupted service with the Company or an Affiliate, whether as an Employee or Employee Director.

(J)                                   “Change in Control” means an event set forth in any one of the following paragraphs:

(i)                                     any “person” or group (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act), together with their affiliates and associates (both as defined in Rule 12b-2 under the Exchange Act) other than (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, or the trustee or other fiduciary holding securities under any such employee benefit plan, (iii) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 30% of combined voting power of the voting securities of the Company then outstanding; or

(ii)                                  individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition of Change in Control, any individual becoming a director subsequent to the effective date of the Plan whose appointment or nomination for election to the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii)                               the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries (a “Business Combination”) with or into any other entity, other than a merger, reorganization, business combination or consolidation a result of which (or immediately after which) the holders of the voting securities of the Company outstanding immediately prior thereto holding securities would represent immediately after such merger, reorganization, business combination or consolidation more than a majority of the combined voting power of the voting securities of the Company or the surviving entity or the parent of such surviving entity; or

(iv)                              the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets; or

(v)                                 the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(K)                              “Dividend Equivalent Rights” has the meaning set forth in Section 13.

(L)                                “Employee” means any person employed by the Company or an Affiliate.

(M)                            “Employee Director” means a member of the Board of Directors of the Company who is also an Employee of the Company.

(N)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(O)                               “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(P)                                 “Incentive Award” means a type of Performance Award granted to a Participant under Section 10(C) representing a conditional right to receive a cash payment based on business performance in a performance period of one or more fiscal years or portions thereof.

(Q)                               “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(R)                               “Non-Employee Director Plan” means the 2015 Non-Employee Director Restricted Stock Plan, as from time to time amended and in effect.

(S)                                 “Non-Statutory Stock Option” means an Option that is not an Incentive Stock Option.

(T)                                “Option” means an Incentive Stock Option or a Non-Statutory Stock Option granted pursuant to the Plan.

(U)                               “Other Stock-Based Award” means an Award described in Section 9 of this Plan that is not covered by Section 7 or 8.

(V)                               “Participant” means a person to whom an Award is granted pursuant to the Plan.

(W)                            “Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more performance goals.

(X)                               “Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Qualified Performance Award shall be earned.

(Y)                               “Permitted Transferee” means a Family Member of a Participant to whom an Award has been transferred by gift.

(Z)                                “Plan” means this 2015 Equity and Incentive Plan, as from time to time amended and in effect (and together with the Non-Employee Director Plan, the 2008 Equity Incentive Plan and the 2008 Non-Employee Director Restricted Stock Plan, the “Plans”).

(AA)                      “Plan Administrator” means the Board or the Committee responsible for administering the Plan pursuant to Section 3.

(BB)                      “Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 10(B) of the Plan.

(CC)                      “Restricted Stock” means an award of Stock for so long as the Stock remains subject to restrictions requiring that it be forfeited to the Company if specified conditions are not satisfied.

(DD)                      “Securities Act” means the Securities Act of 1933, as amended.

(EE)                        “Stock” means the common stock of the Company, par value $.01 per share.

3.                                      ADMINISTRATION.

(A)                               Administration by Board.  The Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3(C).

(B)                               Powers of the Board.  The Board shall have the power, subject to the express provisions of the Plan and applicable law:

To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted, including the time or times when a person shall be permitted to exercise an Award; and the number of shares of Stock with respect to which an Award shall be granted to each such person.

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.

To amend the Plan or an Award as provided in Section 14.

To terminate or suspend the Plan as provided in Section 15.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(C)                               Delegation to Committee.  The Board may delegate the administration of the Plan to a Committee or Committees composed of not less than two members of the Board, each of whom shall be (i) a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and each of whom shall be “independent” within the meaning of the listing standards of the New York Stock Exchange, and the term “Committee” shall apply to any persons to whom such authority has been delegated; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve each issuance of Awards and Dividend Equivalent Rights in accordance with Section 61(a)(3)(A)(iv) of the 1940 Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board, other than the Board reference at the end of this sentence and the Board references in the last sentence of this subsection (c), shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan, unless such actions are prohibited by the condition of exemptive relief obtained from the Commission.  The Board hereby initially delegates all of its administrative and other powers under the Plan to the Compensation Committee of the Board until such powers may be revoked or delegated otherwise by the Board.

(D)                               Effect of the Board’s Decision.  Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                                      AWARD AGREEMENTS.

All Awards granted under the Plan, other than Incentive Awards, will be evidenced by an agreement.  The agreement documenting the Award shall contain such terms and conditions as the Board shall deem advisable.  Agreements evidencing Awards made to different participants or at different times need not contain similar provisions.  In the case of any discrepancy between the terms of the Plan and the terms of any Award agreement, the Plan provisions shall control.

5.                                      SHARES SUBJECT TO THE PLAN; CERTAIN LIMITS.

(A)                               Share Reserve.  The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to grants of Restricted Stock or Other Stock-Based Awards or the exercise of Options is three million (3,000,000) shares.

(B)                               Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. Any shares of Stock used for tax withholding shall not revert to or again become available for issuance under the Plan.

(C)                               Type of Shares.  The shares of Stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise. No fractional shares of Stock will be delivered under the Plan.

(D)                               Limits on Individual Grants.  The maximum number of shares of Stock for which any Employee or Employee Director may be granted Awards in any calendar year is five hundred thousand (500,000) shares.

(E)                                Limits on Grants of Restricted Stock.  The combined maximum amount of Restricted Stock that may be issued under the Plans and any other compensation plan of the Company will be 10% of the outstanding shares of Stock on the effective date of the Plans plus 10% of the number of shares of Stock issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Plans. No one person shall be granted Awards of Restricted Stock relating to more than 25% of the shares available for issuance under this Plan.

(F)                                 No Grants in Contravention of 1940 Act.  At all times during such periods as the Company qualifies as a “business development company,” no Award may be granted under the Plan if the grant of such Award would cause the Company to violate the 1940 Act, including, without limitation, Section 61(a)(3), and, if otherwise approved for grant, shall be void and of no effect.

(G)                               Limits on Number of Awards.  The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to the Plans and any other compensation plan of the Company at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, provided, however, that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any Restricted Stock issued pursuant to this Plans and any other compensation plan of the Company would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to the Plans and any other compensation plan of the Company at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(H)                              Date of Award’s Grant.  The date on which the “required majority,” as defined in Section 57(o) of the 1940 Act, approves the issuance of an Award will be deemed the date on which such Award is granted.

6.                                      ELIGIBILITY.

All Employees and all Employee Directors are eligible to be granted Awards by the Board under the Plan; provided that, no person shall be granted Awards of Restricted Stock unless such person is an Employee of the Company or an Employee of a subsidiary of the Company.  By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Board.

7.                                      OPTION PROVISIONS.

Each Option shall be evidenced by a written agreement containing such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Non-Statutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but, to the extent relevant, each Option shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A)                               Time and Manner of Exercise.  Unless the Board expressly provides otherwise, an Option will not be deemed to have been exercised until the Board receives a notice of exercise (in a form acceptable to the Board) signed by the appropriate person and accompanied by any payment required under the Award. If the Option is exercised by any person other than the Participant, the Board may require satisfactory evidence that the person exercising the Option has the right to do so. No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(B)                               Exercise Price of an Option.  The exercise price for each Option shall not be less than the closing stock price on the New York Stock Exchange on the date of grant (or the price on such other national securities exchange on which the stock is traded if the stock is not traded on the New York Stock Exchange on date of grant).  If the stock is not traded on any national securities exchange on the date of grant, the exercise price will not be less than the net asset value of a share of stock, as determined by the Board in good faith, on the date of grant.  If the exercise price as so determined would be less than the “fair market value” of the Stock within the meaning of the regulations under Section 409A of the Code, then the Options shall not be granted.  In the case of an Option granted to a 10% Holder and intended to qualify as an Incentive Stock Option, the exercise price will not be less than 110% of the current market value determined as of the date of grant. A “10% Holder” is an individual owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations. No such Stock Option, once granted, may be repriced other than in accordance with the 1940 Act and the applicable stockholder approval requirements of the New York Stock Exchange, and in a manner that would continue to exclude the option from being subject to Section 409A of the Code.

(C)                               Consideration.  The purchase price for Stock acquired pursuant to an Option shall be paid in full at the time of exercise either (i) in cash, or, if so permitted by the Board and if permitted by the 1940 Act and otherwise legally permissible, (ii) through a broker-assisted exercise program acceptable to the Board, (iii) through a net-settlement, using shares of Stock received in the Option exercise or other shares of Stock owned by the Participant, (iv) by such other means of payment as may be acceptable to the Board, or (v) in any combination of the foregoing permitted forms of payment.

(D)                               Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(E)                                Transferability of a Non-Statutory Stock Option.  A Non-Statutory Stock Option shall not be transferable except by will or by the laws of descent and distribution, or, to the extent provided by the Board, by gift to a Permitted Transferee, and a Non-Statutory Stock Option that is nontransferable except at death shall be exercisable during the lifetime of the Participant only by the Participant.

(F)                                 Limitation on Repurchase Rights.  If an Option gives the Company the right to repurchase shares of Common Stock issued pursuant to the Plan upon termination of employment of such Participant, the terms of such repurchase right must comply with the 1940 Act.

(G)                               Exercisability.  The Board may determine the time or times at which an Option will vest or become exercisable and the terms on which an Option requiring exercise will remain exercisable. Notwithstanding the foregoing, vesting shall take place at the rate of at least 20% per year over not more than five years from the date the award is granted, subject to reasonable conditions such as continued employment; provided, however, that options may be subject to such reasonable forfeiture conditions as the Board may choose to impose.  With respect to Awards granted as Incentive Stock Options, to the extent that the aggregate fair market value of the shares of Stock with respect to which such Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Non-Statutory Stock Options. For purposes of this Section 7(G), Incentive Stock Options will be taken into account in the order in which they were granted.

(H)                              Termination of Continuous Service.  Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Option held by the Participant or the Participant’s Permitted Transferee that is not then exercisable will terminate and the balance will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(H), and will thereupon terminate subject to the following provisions (which shall apply unless the Board expressly provides otherwise):

•                  if a Participant’s Continuous Service ceases by reason of death, or if a Participant dies following the cessation of his or her Continuous Service but while any portion of any Option then held by the Participant or the Participant’s Permitted Transferee is still exercisable, the then exercisable portion, if any, of all Options held by the Participant or the Participant’s Permitted Transferee immediately prior to the Participant’s death will remain exercisable for the lesser of (A) the one year period ending with the first anniversary of the Participant’s death or (B) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(H)(i), and will thereupon terminate; and

•                  if the Board in its sole discretion determines that the cessation of a Participant’s Continuous Service resulted for reasons that cast such discredit on the Participant as to justify immediate termination of his or her Options, all Options then held by the Participant or the Participant’s Permitted Transferee will immediately terminate.

8.                                      RESTRICTED STOCK PROVISIONS.

Each grant of Restricted Stock shall be evidenced by a written agreement containing such terms and conditions as the Board shall deem appropriate. The provisions of separate grants of Restricted Stock need not be identical, but, to the extent relevant, each grant shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A)                               Consideration.  To the extent permitted by the 1940 Act, Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.

(B)                               Transferability of Restricted Stock.  Except as the Board otherwise expressly provides, Restricted Stock shall not be transferable other than by will or by the laws of descent and distribution.

(C)                               Vesting.  The Board may determine the time or times at which shares of Restricted Stock will vest.

(D)                               Termination of Continuous Service.  Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock held by the Participant or the Participant’s Permitted Transferee that is not then vested will thereupon terminate and the unvested shares will be returned to the Company and will be available to be issued as Awards under this Plan.  The Board may provide in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from any cause, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

9.                                      OTHER STOCK-BASED AWARDS.

The Board shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 7 or 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award agreement, the Board shall determine the terms and conditions of any such Other Stock-Based Award.

10.                               PERFORMANCE AWARD.

Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award.  The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Plan Administrator; provided that in the case of a Performance Award that is intended to comply with Section 162(m) of the Code, the Plan Administrator shall be the Committee.  The Plan Administrator shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Employee and/or the portion that may be exercised.

(A)                               Non-qualified Performance Awards.  Performance Awards granted to Employees that are not intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Plan Administrator or its delegate shall determine.

(B)                               Qualified Performance Awards.  Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be granted, paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Plan Administrator.  Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units, or divisions of the Company, or the Company as a whole, and if so desired by the Plan Administrator, by comparison with a peer group of companies.  A Performance Goal shall be one or more of the following:

•                  Net Unrealized Appreciation and Net Realized Gains;

•                  Net Investment Income or Net Realized Income per share (actual or targeted growth);

•                  Economic value added (“EVA”);

•                  Net Investment Income or Net Realized Income measures;

•                  Dividend and Dividends per share measures;

•                  Cash flow and liquidity measures;

•                  Return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);

•                  Operating measures (including but not limited to productivity, efficiency, and scheduling measures);

•                  Expense targets (including but not limited to funding and development costs and general and administrative expenses); or

•                  Stock price measures (including but not limited to growth measures and total stockholder return).

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Plan Administrator in establishing such goals and interpreting the Plan shall be guided by such provisions.  Prior to the payment of any compensation based on the achievement of Performance Goals, the Plan Administrator must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.  The Plan Administrator may, in its discretion and consistent with the terms of the Performance Award, reduce the amount of a Performance Award paid upon achievement of the Performance Goals, but it may not exercise any discretion to increase such amount.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Plan Administrator.

A Qualified Performance Award of any Participant shall be subject to the limits set forth in Section 5(D); provided, however, in the case of a Qualified Performance Award that is an Incentive Award, the maximum dollar amount that may be granted with respect to performance periods of a single year or less is $5,000,000 and the maximum dollar amount that may be granted with respect to performance periods of more than one year is $5,000,000 multiplied by the number of full years in the performance period.

11.                               MISCELLANEOUS.

(A)                               Acceleration.  The Board shall have the power to accelerate the time at which an Award or any portion thereof vests or may first be exercised, regardless of the tax or other consequences to the Participant or the Participant’s Permitted Transferee resulting from such acceleration.

(B)                               Stockholder Rights.  No Participant or other person shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option unless and until such Award has been delivered to the Participant or other person upon exercise of the Award. Holders of Restricted Stock shall have all the rights of a holder upon issuance of the Restricted Stock Award including, without limitation, voting rights and the right to receive dividends.

(C)                               No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue in the employment of, or to continue to serve as a director of, the Company or an Affiliate or shall affect the right of the Company or an Affiliate to terminate (i) the employment of the Participant (if the Participant is an Employee) with or without notice and with or without cause or (ii) the service of an Employee Director (if the Participant is an Employee Director) pursuant to the Bylaws of the Company or an Affiliate and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated. Nothing in the Plan will be construed as giving any person any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.

(D)                               Legal Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to the grant or the exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

(E)                                Withholding Obligations.  Each grant or exercise of an Award granted hereunder shall be subject to the Participant’s having made arrangements satisfactory to the Board for the full and timely satisfaction of all federal, state, local and other tax withholding requirements applicable to such grant, exercise or exchange.  The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Stock under this Plan, an appropriate amount of cash or number of shares of Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.  The Plan Administrator may also permit withholding to be satisfied by the transfer to the Company of shares of Stock theretofore owned by the holder of the Award with respect to which withholding is required.  If shares of Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value when the tax withholding is required to be made.

(F)                                 Section 409A.  Awards under the Plan are intended either to qualify for an exemption from Section 409A or to comply with the requirements thereof, and shall be construed accordingly.

12.                               ADJUSTMENTS UPON CHANGES IN STOCK.

(A)                               Capitalization Adjustments.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of shares specified in Section 5(A) that may be delivered under the Plan, to the maximum per-participant share limit described in Section 5(D) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. To the extent consistent with qualification of Incentive Stock Options under Section 422 of the Code, the performance-based compensation rules of Section 162(m), and continued exclusion from or compliance with Section 409A of the Code, where applicable, the Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards granted hereunder; provided, however, that the exercise price of Awards granted under the Plan will not be adjusted unless the Company receives an exemptive order from the Commission or written confirmation from the staff of the Commission that the Company may do so.

(B)                               Change in Control.  Except as otherwise provided in an Award, in the event of a Change in Control in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquirer or survivor or an affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each stock-based Award will become fully vested or exercisable prior to the Change in Control on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Change in Control following vesting or exercise, and the Award will terminate upon consummation of the Change in Control.

13.                               DIVIDEND EQUIVALENT RIGHTS.

The Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions (“Dividend Equivalent Rights”) with respect to Stock subject to an Award; provided, however, that grants of Dividend Equivalent Rights must be approved by order of the Commission. The Board may impose such terms, restrictions and conditions on Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend or suspend such Dividend Equivalent Rights at any time without the consent of the Participant or Participants to whom such Dividend Equivalent Rights have been granted, if any.

14.                               AMENDMENT OF THE PLAN AND AWARDS.

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Board may not, without the Participant’s consent, alter the terms of an Award so as to affect substantially and adversely the Participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the grant of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board.

15.                               TERMINATION OR SUSPENSION OF THE PLAN.

(A)                               Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is approved by the stockholders of the Company. Notwithstanding the termination of the Plan, Awards granted prior to termination of the Plan shall continue to be effective and shall be governed by the Plan.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(B)                               No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Participant.

16.                               EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon approval by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17.                               1940 ACT.

No provision of this Plan is intended to contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.

18.                               INFORMATION RIGHTS OF PARTICIPANTS.

The Company shall provide to each Participant who acquires Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

19.                               SEVERABILITY.

If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

20.                               OTHER COMPENSATION ARRANGEMENTS.

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

21.                               WAIVER OF JURY TRIAL.

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

22.                               LIMITATION ON LIABILITY.

Notwithstanding anything to the contrary in the Plan, neither the Company nor the Board, nor any person acting on behalf of the Company or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 22 shall limit the ability of the Board or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

23.                               GOVERNING LAW.

The Plan and all Awards and actions hereunder shall be governed by the laws of the state of Texas, without regard to the choice of law principles of any jurisdiction.